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Exhibit No. 8

Consent of Auditors

We consent to the use of our report dated November 16, 2000 on the consolidated balance sheet of The Toronto-Dominion Bank as at October 31, 2000 and the consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended in this Annual Report (Form 40-F).

January 24, 2003
Toronto, Canada	Ernst & Young LLP	KPMG LLP

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Exhibit No. 8
Consent of Auditors